    As filed with the Securities and Exchange Commission on September 8, 2004
                                                           Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                        SkillSoft Public Limited Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                               Republic of Ireland
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                                 Not Applicable
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)


                  107 Northeastern Boulevard, Nashua, NH 03062
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                        2004 Employee Share Purchase Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                Charles E. Moran
                        SkillSoft Public Limited Company
                           107 Northeastern Boulevard
                           Nashua, New Hampshire 03062
                     (Name and address of agent for service)


                                 (603) 324-3000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                                           Proposed
  Title of Each Class of                          Proposed Maximum          Maximum           Amount of
     Securities to be          Amount to be      Offering Price Per        Aggregate         Registration
        Registered              Registered             Share             Offering Price          Fee

-------------------------------------------------------------------------------------------------------------
 Ordinary Shares issuable       2,500,000           $5.43(3)             $13,575,000(3)      $1,719.95(3)
 under the 2004 Employee        shares (2)
 Share Purchase Plan (1)
-------------------------------------------------------------------------------------------------------------

(1) Each Ordinary Share is represented by one of the registrant's American Depositary Shares.

(2) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the American Depositary Shares as reported by the NASDAQ National Market on September 3, 2004, in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended.



                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (1) The registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Binchys, Solicitors has opined as to the legality of the securities being offered by this registration statement. Jennifer Caldwell, a partner of Binchys, Solicitors, serves as Secretary to the registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant's Articles of Association authorize the registrant to indemnify the directors and officers of the registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. The registrant's subsidiary, SmartForce USA, which has merged with and into the registrant's subsidiary, SkillSoft Corporation, has entered into indemnification agreements with its directors and officers and directors and officers of the registrant serving at the request of such subsidiary. The indemnification agreements under certain circumstances require the registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The registrant has obtained directors and officers insurance providing indemnification for certain of the registrant's directors, officers, affiliates or employees for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

1. Item 512(a) of the Regulation S-K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on September 8, 2004.



                                        SKILLSOFT PUBLIC LIMITED COMPANY

                                        By: /s/ Charles E. Moran
                                            ------------------------------------
                                            Charles E. Moran
                                            Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of SkillSoft Public Limited Company hereby severally constitute and appoint Charles E. Moran and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable SkillSoft Public Limited Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.


SIGNATURE                          TITLE                                  DATE

/s/ Charles E. Moran               President, Chief Executive Officer     September 8, 2004
--------------------------------   and Director (Principal Executive
Charles E. Moran                   Officer)


/s/ Thomas J. McDonald             Chief Financial Officer                September 8, 2004
--------------------------------   (Principal Financial and
Thomas J. McDonald                 Accounting Officer)



/s/ Howard Edelstein               Director                               September 7, 2004
--------------------------------
P. Howard Edelstein



/s/ Stewart K.P. Gross             Director                               September 8, 2004
--------------------------------
Stewart K.P. Gross



/s/ James S. Krzywicki             Director                               August 26, 2004
--------------------------------
James S. Krzywicki



/s/ William Meagher                Director                               September 7, 2004
--------------------------------
William Meagher



/s/ Gregory M. Priest              Director                               August 26, 2004
--------------------------------
Gregory M. Priest



/s/ Ferdinand von Prondzynski      Director                               August 26, 2004
--------------------------------
Ferdinand von Prondzynski


EXHIBIT INDEX
-------------

Exhibit
Number    Exhibit
------    -------

4.1 Memorandum of Association of SkillSoft PLC as amended on March 24, 1992, March 31, 1995, April 28, 1998, January 26, 2000, July 10, 2001,
          September 6, 2002 and November 19, 2002 (Incorporated by reference to exhibit 3.1 to SkillSoft PLC's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2002 as filed with the Securities and Exchange Commission on January 21, 2003 (File No. 000-25674)).

4.2 Articles of Association of SkillSoft PLC as amended on July 6, 1995, and April 28, 1998, January 26, 2000, July 10, 2001, September 6, 2002
          and November 19, 2002 (Incorporated by reference to exhibit 3.2 to SkillSoft PLC's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2002 as filed with the Securities and Exchange Commission on January 21, 2003 (File No.000-25674)).

5.1       Opinion of Binchys, Solicitors

23.1      Consent of Binchys, Solicitors (included in Exhibit 5.1)

23.2      Consent of Ernst & Young LLP, independent accountants

24.1 Power of Attorney (included on the signature pages of this registration statement)